UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23325	43-1792717
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2144 E Republic Road, Suite F200
Springfield, Missouri 65804
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (833) 875-2492

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.10 per share	GFED	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period of complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01. Other Events

On April 8, 2021, Wilmington Trust Company, which serves as trustee for Guaranty Federal Bancshares, Inc.’s (the “Company”) $5,155,000 aggregate principal amount of Fixed Rate Junior Subordinated Debt Securities due 2036 (the “Debt Securities”) and as institutional trustee for the Company’s statutory trust subsidiary, Guaranty Statutory Trust I (the “Trust”), notified investors that the Company will redeem the Debt Securities in whole on May 23, 2021 (the “Redemption Date”). The redemption price will be 100% of the principal amount of the Debt Securities, plus accrued and unpaid interest to the Redemption Date.

All of the Debt Securities are held by the Trust, and redemption of the Debt Securities will result in the Trust’s redemption in whole on the Redemption Date of its outstanding fixed rate trust preferred securities (the “Securities”) issued during 2005 in the aggregate liquidation amount of $5,000,000. The redemption price of the Securities will be 100% of their liquidation amount, plus accrued and unpaid distributions to the Redemption Date.

The Company has been notified by the Federal Reserve that it interposes no objection to the redemption of the Debt Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By: /s/ Carter M. Peters
Carter M. Peters
Executive Vice President and Chief Financial Officer
Date: April 9, 2021